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                                                                   Exhibit 4(a)3
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                    ICF KAISER INTERNATIONAL, INC., Issuer

                                      and

                ICF KAISER GOVERNMENT PROGRAMS, INC., Guarantor




                                      TO



                         THE BANK OF NEW YORK, Trustee




                                _______________



                         Third Supplemental Indenture

                         Dated as of October 20, 1995


                                _______________



                                     Notes



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     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of October 20, 1995, by and among ICF KAISER INTERNATIONAL, INC., a Delaware corporation (the "Company"), ICF KAISER GOVERNMENT PROGRAMS, INC., a Delaware corporation ("ICFK-GP" or the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                                  WITNESSETH:


     WHEREAS, the Company, the Guarantor, and the Trustee have heretofore executed and delivered an Indenture dated as of January 11, 1994 as supplemented, (the "Indenture"), for the purpose of issuing Notes. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

     WHEREAS, Section 10.02 of the Indenture provides that with the written consent of the Holders of at least a majority in principal amount of the then-outstanding Notes, the Company, the Guarantor, and the Trustee for the Notes may amend the Indenture (such amendment hereinafter referred to as a supplemental indenture).

     WHEREAS, the Company has obtained the written consent of the Holders of at least a majority of the outstanding Notes as of October 20, 1995, to amend
Section 5.06(b)(H) of the Indenture, with such amendment to be effectuated by a supplemental indenture hereinafter referred to as the Third Supplemental Indenture to the Indenture.

     WHEREAS, upon the request of the Company and the Guarantor, accompanied by resolutions of the Boards of Directors of the Company and the Guarantor authorizing the execution of the Third Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06, the Trustee shall join with the Company and the Guarantor in the execution of the Third Supplemental Indenture.

     WHEREAS, the Company and the Guarantor have determined that it is desirable to enter into this Third Supplemental Indenture; and

     WHEREAS, the execution and delivery of this Third Supplemental Indenture have been duly authorized by Resolutions of the Boards of Directors of the Company and of the Guarantor, and the Company and the Guarantor have requested the Trustee to join with them in the execution of this Third Supplemental Indenture; and

     WHEREAS, the Trustee has accepted the trusts created by this Third Supplemental Indenture and in evidence thereof has joined in the execution hereof;

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Third Supplemental Indenture, the receipt of which is hereby acknowledged, IT IS HEREBY COVENANTED AND AGREED, by and among the Company, the Guarantor, and the Trustee, as follows:

     1.    Terms defined in the Indenture are used herein as therein defined.

     2. Section 5.06(b)(H) of the Indenture is hereby amended to increase from six (6) to seven (7) the number of Series 2D Senior Preferred Stock regular quarterly dividend payments payable under the provisions of Section 5.06(b)(H) of the Indenture and to permit the payment of the required dividend on the seventh such regular quarterly dividend. As amended, Section 5.06(b)(H) of the Indenture shall read in its entirety as follows:

           (H) the Company from making (1) the final redemption payment, in an amount not to exceed $799,400, on the 700,000 outstanding shares of ICF Kaiser Engineers Group, Inc. Series 1 Redeemable Preferred Stock on September 30, 1994 or from paying on such date accumulated dividends on such shares in an amount not to exceed $47,950; (2) payments of up to seven regular quarterly dividends, each such quarterly dividend payment not to exceed $487,500 in the aggregate or $2,437.50 per share on the outstanding shares of the Company's Series 2D Senior Preferred Stock; and (3) payment of a dividend of up to 9.75% on the aggregate unpaid amount of the August 31, 1995, regular quarterly dividend on the Company's Series 2D Senior Preferred Stock (the "Seventh Dividend") from August 31, 1995, to the date the Seventh Dividend is paid.

     3. The following sundry provisions shall be a part of this Third Supplemental Indenture:

     Section 3.01.  Effect of Supplemental Indenture.  Upon the execution and
                    --------------------------------
delivery of this Third Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     Section 3.02.  Indenture Remains in Full Force and Effect.  Except as
                    ------------------------------------------
supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     Section 3.03.  Indenture and Third Supplemental Indenture Construed
                    ----------------------------------------------------
Together.  This Third Supplemental Indenture is an Indenture supplemental to and
--------
in implementation of the Indenture, and the Indenture and this Third Supplemental Indenture shall henceforth be read and construed together.

     Section 3.04.  Confirmation and Preservation of Indenture.  The Indenture
                    ------------------------------------------
as supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

     Section 3.05   Conflict with Trust Indenture Act.  If any provision of this
                    ---------------------------------
Third Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Third Supplemental Indenture, the provision of such Act shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

     Section 3.06   Separability Clause.  In case any provision in this Third
                    -------------------
Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.07   Terms Defined in the Indenture.  All capitalized terms not
                    ------------------------------
otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     Section 3.08   Effect of Headings.  The Article and Section headings herein
                    ------------------
are for convenience only and shall not affect the construction hereof.

     Section 3.09   Benefits of Third Supplemental Indenture, etc.  Nothing in
                    ---------------------------------------------
this Third Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other


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

than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy, or claim under the Indenture, this Third Supplemental Indenture, or the Notes.

     Section 3.10   Successors and Assigns.  All covenants and agreements in
                    ----------------------
this Third Supplemental Indenture by the Company and the Guarantor shall bind their successors and assigns, whether so expressed or not.

     Section 3.11   Trustee Not Responsible for Recitals.  The recitals
                    ------------------------------------
contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness.

     Section 3.12   Certain Duties and Responsibilities of the Trustee.  In
                    --------------------------------------------------
entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 3.13   Governing Law.  This Third Supplemental Indenture shall be
                    -------------
governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

     Section 3.14   Counterparts.  This Third Supplemental Indenture may be
                    ------------
executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and the Company, the Guarantor, and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of October 20, 1995.

                                     ICF KAISER INTERNATIONAL, INC.


                                     By:    ________________________________
                                     Name:  Richard K. Nason
                                     Title: Executive Vice President and Chief
                                     Financial Officer

[Seal]

ATTEST:

     ___________________________
     Assistant Secretary


                                     ICF KAISER GOVERNMENT PROGRAMS, INC.


                                     By:  ________________________________
                                     Name:
                                     Title:
[Seal]

ATTEST:


     __________________________
     Assistant Secretary

                                     THE BANK OF NEW YORK, as Trustee


                                     By:  ________________________________
                                     Name:
                                     Title:

[Seal]

ATTEST:

     _________________________
     Assistant Treasurer


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